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                                                                    EXHIBIT 21.1
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     The following is a list of subsidiaries of RPM, Inc. as of August 1, 1997.

                                                              Jurisdiction of
Name                                                          Incorporation
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Bondex International, Inc.                                    Ohio
Cal-O-Cam, Inc.                                               Michigan
Consolidated Coatings Corporation                             Ohio
         Consolidated Inter-Continental Corporation           Ohio
         Consolidated Protective Coatings, Ltd.               Canada
Day-Glo Color Corp.                                           Ohio
Kop-Coat, Inc.                                                Ohio
         Alox Corporation                                     New York
                  Alox International Sales Corp.              New York
Mameco International, Inc.                                    Ohio
         Paramount Technical Products, Inc.                   South Dakota
         L.D. Wracm, Inc.                                     Ohio
Republic Powdered Metals, Inc.                                Ohio
         BSP Systems, Inc.(1)                                 Delaware
RPM of North Carolina, Inc.(1)                                Ohio
Tremco, Inc.(2)                                               Ohio
         Tremco Service Corporation                           Delaware
         Tremco AB                                            Sweden
         Tremco Gmbh                                          Germany
         Tremco LTD                                           Canada
                  Tremco Limited                              U.K.
                           OV Tremco LTD                      Finland
                           Tretol Group LTD                   U.K.
                           Tretol LTD                         U.K.
                           TretolBond LTD                     U.K.
         Tremco Asia Pacific Pty Limited                      Australia
                  Tremco Pty Limited                          Australia
                  PABCO Products Pty Limited                  Australia
                  Tremco (NZ) Limited                         New Zealand
                  Tremco Japan Pty, Ltd.                      Australia
         Tremco Far East Limited                              Hong Kong
         Sime Tremco Private Limited                          Singapore
Bondo/Mar-Hyde Corporation                                    Ohio
Euchem, Inc.(3)                                               Ohio
Westgate Advertising, Inc.                                    Ohio
Carboline Company                                             Delaware
         Carboline International Corporation(4)               Delaware
                  Carboline Dubai Corporation                 Missouri
                  Carboline Marine Ltd.                       Delaware



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         Map II, Inc.                                         Delaware
RPM World Trade, Ltd.                                         Virgin Islands
Stonhard, Inc.                                                Delaware
         Stonhard (Canada) Ltd.                               Canada
         Stonhard GmbH                                        Germany
         Stonhard Luxembourg, S.A.                            Luxembourg
         Stonhard S.A. de C.V. Mexico                         Mexico
         Stonhard South America Ltda.                         Brazil
Wisconsin Protective Coatings Corp.                           Delaware
         Briner Paint Mfg. Co.                                Texas
American Emulsions Co., Inc.                                  Georgia
         Lubraspin Corporation                                Georgia
         Select Dye & Chemical, Inc.                          Georgia
Design/Craft Fabric Corporation                               Illinois
Chemical Specialties Manufacturing Corporation                Maryland
RPM of Mass, Inc.                                             Massachusetts
         Haartz-Mason, Inc.                                   Massachusetts
         Westfield Coatings Corporation                       Massachusetts
William Zinsser & Co., Inc.                                   New Jersey
         Richard E. Thibaut, Inc.                             New York
         Mantrose-Haeuser Co., Inc.                           Massachusetts
Floquil-Polly S Color Corp.                                   New York
Mohawk Finishing Products, Inc.                               New York
         H. Behlen & Bros., Inc.                              New York
Bondex International (Canada) Ltd.                            Canada
Chemical Coatings, Inc.                                       North Carolina
Sentry Polymers, Inc.                                         Texas
First Colonial Insurance Company                              Vermont
Composite Structures International, Inc.                      Delaware
         Fibergrate Corporation                               Texas
         Chemgrate Corporation                                Washington
         Chem-Grate Corporation                               Tennessee
         Chemgrate (Asia) Inc.                                Washington
                  Chemgrate Shanghai FRP Co. Ltd.             China
         Chemgrate (PRC), Inc.                                Washington
Dryvit Systems, Inc. (5)                                      Rhode Island
         Dryvit Systems, Canada, Ltd.                         Canada
         Tech 21 Panel Systems, Inc.                          Rhode Island
Rust-Oleum Corporation                                        Illinois
         Rust-Oleum Concrete Protection Systems, Inc.         Oklahoma
         Rust-Oleum Sales Company, Inc.                       Ohio
         ROC Sales, Inc.                                      Illinois
         Rust-Oleum International Corporation                 Delaware
Simian Company, Inc.                                          Delaware
Star Finishing Products, Inc.                                 Illinois
TCI, Inc.                                                     Georgia



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The Testor Corporation                                        Ohio
         Testor Australia Pty, Ltd.                           Australia
RPM/Europe B.V.(5)                                            Netherlands
         Rust-Oleum/Netherlands, B.V.                         Netherlands
         Radiant Color N.V.                                   Belgium
                  Martin Mathys, N.V.                         Belgium
         RPM/Praha spol.n.r.o.                                Czech Republic
         RPOW UK Limited                                      U.K.
                  Chemspec Europe Limited                     U.K.
                  Rust-Oleum U.K. Limited                     U.K.
                  Stonhard U.K. Limited                       U.K.
                  Mantrose U.K. Limited                       U.K.
                           Agricoat Industries, Limited.      U.K.
         RPOW (France) S.A.                                   France
                  Rust-Oleum (France) S.A.                    France
                  Stonhard S.A.R.L.                           France
RPM (Belgium) N.V.                                            Belgium
         Monile France S.A.                                   France
RPM Finance N.V.                                              Netherlands
RPM (Luxembourg) S.A.                                         Luxembourg
RPM Asia Pte Ltd.                                             Singapore
         RPM China Pte Ltd.(6)                                Singapore
         Espan Corporation Pte Ltd.                           Singapore
                  Espan Building Industries Pte Ltd.          Singapore
Multicor S.A. Argentina I. y C.                               Argentina

(1) BSP Systems, Inc. and RPM of North Carolina, Inc. each own 50% of AGR Company, an Ohio general partnership.

(2) Tremco, Inc. also owns 49% of the outstanding stock of Sime Tremco Sdn Bhd, a Malaysian company, which owns 100% of MBP Sdn Bhd, a Malaysian company.

(3) Euchem, Inc. owns 50% of The Euclid Chemical Company, an Ohio general partnership, which, in turn, owns 100% of the outstanding shares of Euclid Chemical Canada, Ltd. and two Ohio corporations, Redwood Transport, Inc. and Euclid Chemical International Sales Corporation.

(4) Carboline International Corporation also owns 54% of Chemrite Coatings, Limited, a South African corporation.

(5) RPM/Europe B.V. and Dryvit Systems, Inc. are 51% joint venture partners in Midwest Traders International, a Polish company.

(6) RPM China Pte Ltd., is a 30% joint venture partner in Managro Industries Pte Ltd., a Singapore company.